Exhibit 10.18

                [LETTERHEAD OF LOCATEPLUS HOLDINGS CORPORATION]

August  5,  2003

Robert  J.  Oftring
President
Oftring  &  Company  Inc.
588  Main  Street
Worcester,  MA  01601

Dear  Mr.  Leighton:

For good and valuable consideration, the receipt of which is acknowledged, you agree (i) to terminate the PLACEMENT AGENT AGREEMENT dated June 4, 2003(the "Agreement") between LocatePLUS Holdings Corporation ("LocatePLUS") and Oftring & Company Inc. ("Oftring"); and (ii) to release and discharge LocatePLUS from any and all obligations to Oftring or any of its agents arising from the Agreement.


Agreed  and  Accepted



 /S/ Robert  J.  Oftring
---------------------------
By     Robert  J.  Oftring
     President





Regards,



 /S/ James C. Fields
---------------------------
James  C.  Fields
VP  of  Finance  and  Acting CFO